Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective as of July 12, 2006, by and between Transgenomic, Inc., a Delaware corporation (the "Company"), and Craig Tuttle ("Employee").

          The Company and Employee desire to enter into an Employment Agreement (this "Agreement"). Accordingly, the Company and Employee agree as follows:

     Section 1. EFFECTIVE DATE; POSITION; TERM. This Agreement shall become effective on July 12, 2006 (the "Effective Date"). The Company shall employ Employee as its President and Chief Executive Officer. The initial term of the Agreement will be two (2) years from the Effective Date, but shall be automatically extended for additional terms of one (1) year unless either the Company or the Employee provides written notice to the other that it does not intend to extend this Agreement not later than 60 days prior to the end of the then current term..

     Section 2. POSITION AND DUTIES. During the term of this Agreement:

          (a) Employee shall have the normal responsibilities, duties and authorities of President and Chief Executive Officer of the Company described in its bylaws and such other reasonable duties as may be assigned to him by the Board of Directors of the Company (the "Board") from time to time.

          (b) Employee shall report to the Board, Employee shall perform faithfully the executive duties assigned to him to the best of his ability in a diligent, trustworthy, businesslike and efficient manner and will devote his full business time and attention to the business and affairs of the Company and its subsidiaries and affiliates; provided, however, that Employee may serve as a director of or a consultant to nonprofit corporations, civic organizations, professional groups and similar entities.

     Section 3. BASIC COMPENSATION. As compensation for his services hereunder, the Company shall pay to Employee a base salary of $250,000 per year for the initial two year term of this Agreement. Employee's base salary may be increased with respect to subsequent terms of this Agreement as determined by the compensation committee of the Board (the "Compensation Committee").

     Base Salary shall be payable in equal installments in arrears on a biweekly basis or as otherwise may be mutually agreed upon.

     Section 4. BONUS. In addition to the Base Salary, Employee shall be eligible to receive an annual bonus of up to 20% of base salary (pro-rated for 2006) based on Employee's performance in conjunction with specific mutually agreed goals and objectives and formulas determined by the Compensation Committee in its sole discretion prior to each calendar year. Bonuses, if any, will be payable at such time or times during or following each calendar year as shall be determined by the Compensation Committee in its sole discretion. Any bonus for 2006 will be based upon a plan prepared by Employee and approved by the Compensation Committee within sixty (60) days of the Effective Date of this Agreement.

     Section 5. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. Employee will be entitled to participate in all Company salaried employee benefit plans and programs, subject to the terms and conditions of each such employee benefit plan or program and to the extent commensurate with his position as President and Chief Executive Officer.

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     Section 6. OTHER BENEFITS.

          (a) Vacation. Employee shall participate in the vacation benefit provided to all employees.

          (b) Insurance. The Company shall make available to Employee health insurance (including dependent coverage), and other employee benefit plans provided to employees.

          (c) Leased Vehicle. The Company shall provide Employee a mutually agreeable vehicle in Omaha, Nebraska. Generally, the value of a leased vehicle will be subject to withholding and W-2 reporting.

          (d) Relocation Assistance. The Company will reimburse Employee for reasonable qualified moving expenses not to exceed $20,000 incurred within twelve (12) months from the Effective Date in connection with relocation to Omaha, Nebraska. Qualified moving expenses are defined as those allowed by the Internal Revenue Service as an adjustment to gross income.

          (e) Temporary Living Expenses. Until Employee establishes permanent residence in Omaha, Nebraska but for no longer than twelve (12) months from the Effective Date of this Agreement, the Company shall provide the following temporary living expenses that are generally subject to withholding and W-2 reporting:

                    a. Housing Allowance. The Company shall pay up to $1,500 a month for a furnished apartment in Omaha, Nebraska.

                    b. Commuting. The Company shall provide for airfare associated with commutes to Employee's permanent home every other week.

     Section 7. BUSINESS EXPENSES. The Company shall reimburse Employee for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     Section 8. STOCK OPTIONS AND OPTION SHARES. Employee will be granted options to purchase shares of the Company's common stock under its stock option plan on the terms described below, subject to final approval of the Compensation Committee. The price of the options will be the fair market value on the date the options are granted. The options will vest equally on the next three anniversary dates of the grant. Granted and unvested options will vest upon the Company being acquired or merged into another entity.

          (a)  200,000 on or about the Effective Date of the Agreement;
          (b)  200,000 on or about January 12, 2007; and
          (c)  200,000 on or about July 12, 2007.

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     Section 9. TERMINATION OF EMPLOYMENT.

     (a) Events of Termination and Severance Payment. In the event that, during the term of this Agreement, Employee is involuntarily discharged for any reason other than for Just Cause (as defined below), Employee shall be entitled to receive a severance payment (the "Severance Payment") equal to the amount of the Employee's then current annual base salary. The Severance Payment will be paid to Employee over a period of twelve months in the manner described in Section 3 and will be subject to applicable income tax withholding consistent with the Company's normal payroll practices. Additionally, upon the Company being acquired or merged into another entity, Transgenomic, Inc. will honor the Severance Payment in the event that the Employee's position was eliminated as a result of the merger or acquisition.

     (b) "Just Cause" being defined as any criminal act (felony) being committed by employee, if employee commits fraud or dishonesty toward the Company, other significant activities materially harmful to the reputation of the Company as reasonably defined by the Company, willful refusal to perform or substantial disregard of the duties properly assigned, significant violation of any statutory or common law or a material violation of Sections 11 or 12 below, not reasonably performing assigned tasks to meet minimum expectations of the position, or intentionally takes any other action materially detrimental to the best interests of the Company

     (c) Effect of Breach of Noncompetition Provisions. In the event Employee breaches or otherwise fails to comply with the provisions of Section 11 or 12 below, then, in addition to any other remedies provided herein or at law or in equity, the Company shall have the right to require return of any severance payment made to the Employee. Return of such Severance Payment pursuant to the preceding sentence shall not relieve Employee's obligations pursuant to Sections 11 and 12 below.

     Section 10. ASSIGNMENT AND SUCCESSION.

     (a) The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its respective successors and assigns, and Employee's rights and obligations hereunder shall inure to the benefit of and be binding upon his successors and permitted assigns, whether so expressed or not.

     (b) Employee acknowledges that the services to be rendered by him hereunder are unique and personal. Accordingly, Employee may not pledge or assign any of his rights or delegate any of his duties or obligations under this Agreement without the express prior written consent of the Board.

     (c) The Company may not assign its interest in or obligations under this Agreement without the prior written consent of Employee.

     Section 11. CONFIDENTIAL INFORMATION.

     (a) Company Information. Employee agrees at all times during the term of his relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which Employee obtains or creates, by whatever means. Employee further agrees not to make copies of such Confidential Information except as authorized by the Company. Employee understands that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom Employee called or with whom Employee became acquainted during the relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by Employee during the period of the relationship, whether or not during working hours. Employee understands that "Confidential Information" includes, but is not limited to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. Employee further understands that "Confidential Information" does not include any of the foregoing items which have become publicly and widely known and made generally available through no wrongful act of Employee's or of others who were under confidentiality obligations as to the item or items involved.

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     (b) Former Employer Information. Employee represents that as an employee of the Company, he has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or trust prior or subsequent to the commencement of Employee's relationship with the Company, and Employee will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

     (c) Third Party Information. Employee recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee's work for the Company consistent with the Company's agreement with such third party.

     Section 12. RETURN OF COMPANY DOCUMENTS. Employee agrees that, at the time of termination of his relationship with the Company, he will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts; equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to the relationship or otherwise belonging to the Company, its successors or assigns. Employee further agrees that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

     Section 13. NONCOMPETITION. Independent of any obligation under any other contract or agreement between Employee and the Company, for a period of one (1) year following the termination of Employee's employment relationship with the Company, Employee shall not, directly or indirectly, whether as an individual for his own account, or for or with any other person, firm, corporation, partnership, joint venture, association, or other entity whatsoever, which is or intends to be engaged in biotechnology business and, more particularly, that provides technologies for DNA/RNA analysis and purification utilizing DHPLC technologies (provided, however, that the restrictions set forth in this clause shall not apply to involvement that consists solely of "beneficially owning," as such term is used in Rule 13d-3 promulgated under the Exchange Act 2% or less of the outstanding securities of any class of securities issued by a publicly-traded entity):

          (a) Solicit, interfere with, or endeavor to entice away from the Company, any person, firm, corporation, partnership, or entity of any kind whatsoever, which was or is a client or licensor of the Company, for which the Company performed services, with respect to any business, product or service that is competitive to the products or services offered by the Company, or under development by the Company, as of the date of the termination of Employee's relationship with the Company. This restriction shall apply only to such clients or licensors of the Company as were serviced or solicited by Employee at any time during the one (1) year prior to the separation of Employee's relationship with the Company, either as an independent contractor or as an employee of the Company;

          (b) Solicit or endeavor to induce any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for Employee or for any other person or entity;

          (c) Induce or attempt to induce any supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such supplier, licensee or business relation and the Company.

     Section 14. BUSINESS OPPORTUNITY. Employee represents and acknowledges that the foregoing restrictions will not prevent him from obtaining gainful employment in his field of expertise or cause him undue hardship; and that there are numerous other employment opportunities available to him that are not affected by the foregoing restrictions. Employee further acknowledges that the foregoing restrictions are reasonable and necessary, in order to protect the Company's legitimate interests, and that any violation thereof would result in irreparable injury to the Company.

     Section 15. CONFLICTS OF INTEREST POLICIES. Employee shall diligently adhere to the Company's Conflict of Interest Policy as adopted by the Board and in effect from time to time.

     Section 16. ARBITRATION AND EQUITABLE REMEDIES.

          (a) Except as provide in Section 16 (b) hereof, the parties agree that any dispute or controversy arising out of, relating to, or concerning the interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Nebraska, in accordance with the Employment Dispute Resolution rules of the American Arbitration Association then in effect. The arbitrator may grant injunctions or other relief in such dispute or controversy and the decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and Employee shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay the fees and expenses of their respective legal counsel.

          THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

          (b) Notwithstanding paragraph (a) of this Section 16, the parties agree that, in the event of the breach or threatened breach of Sections 11, 13 or 14 of this Agreement by Employee, monetary damages alone would not be an adequate remedy to the Company and its Subsidiaries for the injury that would result from such breach, and that the Company and its Subsidiaries shall be entitled to apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of such provisions of this Agreement. Employee further agrees that any such injunctive relief obtained by the Company or any of its Subsidiaries shall be in addition to monetary damages.

     Section 17. INDEMNIFICATION. The Company agrees to indemnify and hold harmless Employee to the degree, and subject to the conditions, set forth in the Company's Articles of Incorporation and Bylaws and Delaware law.

     Section 18. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matters covered hereby and shall supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way and shall not be amended or waived except in a writing signed by the parties hereto.

     Section 19. NOTICES. Any notice or request required or permitted to be given hereunder shall be in writing and will be deemed to have been given (i) when delivered personally, sent by telecopy (with hard copy to follow) or overnight express courier or (ii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested, to the addresses below unless another address is specified by such party in writing:

          To the Company:           Transgenomic, Inc.
                                    12325 Emmet Street
                                    Omaha, NE  68164
                                    Attention: Chairman
                                    Telephone: (402) 452-5400
                                    Telecopy:  (402) 452-5447

          To the Employee:          Craig Tuttle
                                    21870 Horse Butte Trail
                                    Bend, OR 97702
                                    Telephone: (541) 388-7439

     Section 20. HEADINGS. The article and section headings herein are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 21. APPLICABLE LAW. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws of the State of Nebraska.

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     Section 22. SEVERABILITY. Whenever possible, each provision of this
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held prohibited by, invalid or unenforceable in any respect under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 23. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Employee.

     Section 24. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

     Section 25. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     Section 26. EMPLOYEE REPRESENTATIONS. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) Employee is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms.

     Section 27. SURVIVAL. Sections 11, 12 and 13 shall survive and continue in full force in accordance with their terms notwithstanding any termination of this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Employee has signed this Agreement.

                                    TRANSGENOMIC, INC.


                                    By     /s/ Collin J. D'Silva
                                           -------------------------------------
                                    Name:  Collin J. D'Silva
                                    Title: Chairman of the Board


                                    EMPLOYEE


                                    By     /s/ Craig Tuttle
                                           -------------------------------------
                                    Name:  Craig Tuttle
                                    Title: President and Chief Executive Officer